Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Transgenomic, Inc. and Subsidiary of our report dated March 14, 2013, relating to our audits of the consolidated financial statements, which appears in the Annual Report on Form 10-K for the year ended December 31, 2013.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ McGladrey LLP

Omaha, Nebraska

November 17, 2014